                                                                     Exhibit 4.1



                                RIGHTS AGREEMENT

                          Dated as of January 23, 1998

                                     Between


                            OAK HILL FINANCIAL, INC.

                                       and

                              THE FIFTH THIRD BANK

                                 as Rights Agent

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Section 1.   Certain Definitions                                                                    1

Section 2.   Appointment of Rights Agent                                                            8

Section 3.   Issue of Rights and Right Certificates                                                 8

Section 4.   Form of Right Certificates                                                            10

Section 5.   Execution, Countersignature and Registration                                          10

Section 6.   Transfer, Split-Up, Combination and Exchange of Right Certificates;
             Mutilated, Destroyed, Lost, Stolen Right Certificates                                 10

Section 7.   Exercise of Rights; Expiration Date of Right                                          11

Section 8.   Cancellation and Destruction of Right Certificate                                     13

Section 9.   Reservation and Availability of Preferred Shares                                      13

Section 10.  Preferred Shares Record Date                                                          14

Section 11.  Adjustment of Number and Kind of Shares and the Purchase Price;
             Adjustment of Number of Rights                                                        14

Section 12.  Certificate of Adjustment                                                             19

Section 13.  Consolidation, Merger or Sale or Transfer of Major Part of Assets                     19

Section 14.  Additional Covenants                                                                  21

Section 15.  Fractional Rights and Fractional Shares                                               22

Section 16.  Rights of Action                                                                      23

Section 17.  Transfer and Ownership of Rights and Right Certificates                               23

Section 18.  Right Certificate Holder Not Deemed a Stockholder                                     24

Section 19.  Concerning the Rights Agent                                                           24

Section 20.  Merger or Consolidation or Change of Rights Agent                                     24

Section 21.  Duties of Rights Agent                                                                25

Section 22.  Change of Rights Agent                                                                27

Section 23.  Issuance of Additional Rights and Right Certificates                                  28

Section 24.  Redemption and Termination                                                            28

Section 25.  Exchange of Rights                                                                    29

Section 26.  Notice of Certain Events                                                              29

Section 27.  Notices                                                                               30

Section 28.  Supplements and Amendments                                                            31

Section 29.  Successors                                                                            31

Section 30.  Benefits of This Rights Agreement; Determinations and Actions by the
             Board of Directors, etc.                                                              31

Section 31.  Severability                                                                          32

Section 32.  Governing Law                                                                         32

Section 33.  Counterparts                                                                          32

Section 34.  Descriptive Headings                                                                  32

Exhibit A    Third Amended and Restated Articles of Incorporation

Exhibit B    Form of Right Certificate

Exhibit C    Summary of Rights

                                RIGHTS AGREEMENT

         This is a RIGHTS AGREEMENT dated as of January 23, 1998, between OAK HILL FINANCIAL, INC., an Ohio corporation (the "Company"), and THE FIFTH THIRD BANK, an Ohio banking association, as Rights Agent (the "Rights Agent").

                                    RECITALS
                                    --------

         The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of common stock, without par value of the Company (the "Common Stock") outstanding on February 16, 1998, (the "Record Date"), and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date in accordance with the provisions of Section 23 of this Rights Agreement. Each Right shall initially represent the right to purchase one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock of the Company, having the powers, designation, preferences, rights, qualifications, limitations and restrictions set forth in its Third Amended Articles of Incorporation.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

         Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, or (ii) any Person who became the Beneficial Owner of 15% or more of the Common Shares prior to January 23, 1998 (an "Existing Owner"); provided, however, that if an Existing Owner shall, after such date and at a time when such Existing Owner is the beneficial owner of 15% or more of the Common Shares then outstanding, become the Beneficial Owner of additional Common Shares representing more than 1% of the Common Shares, then such Existing Owner shall be deemed an "Acquiring Person." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 15% or more of the Common Shares then outstanding become the Beneficial Owner of additional Common Shares representing more than 1% of the Common Shares, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person would otherwise be an "Acquiring Person," as defined pursuant to this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to this paragraph, then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

         (b) "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" and have "beneficial ownership, of, any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;
                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than Rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to-vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this paragraph (c) shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such Person's participation in a bona fide firm commitment underwriting of such securities pursuant to an underwriting agreement with the Company for such period of time as shall be determined by the Board of Directors of the Company.

         (d) "Book Value", when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (i) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (ii) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a Business Combination, and (iii) after giving effect to (A) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book value before giving effect to such exercise or conversion, (B) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date and (C) any other agreement, arrangement or understanding (written or oral), or transaction or other action, prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

         (e) "Business Combination" shall have the meaning set forth in Section 13(a).

         (f) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (g) "Close of Business," on any given date shall mean 5:00 p.m., Jackson, Ohio time, on such date; provided, however, that, if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., Jackson, Ohio time, on the next succeeding Business Day.

         (h) "Common Shares", when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares", when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

         (i) "Common Stock" shall mean the common stock, without par value, of the Company.

         (j) "Company" shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that, if there is a Business Combination, "Company" shall have the meaning set forth in Section 13(b).

         (k) "Continuing Director" shall mean (i) any member of the Board of Directors, who, while such person is a member of the Board of Directors, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who after the date of this Agreement becomes a member of the Board of Directors and who, while such Person is a member of the Board of Directors, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors, or (iii) any Person who subsequently becomes a member of the Board of Directors who, while such Person is a member of the Board of Directors, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's election to the Board of Directors is solely the result of a proxy solicitation made pursuant to a publicly-filed Schedule 14A or any comparable or successor form under the Exchange Act.

         (l) The terms "control," "controlling" and "controlled" when used with reference to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise.

         (m) "Distribution Date" shall have the meaning set forth in Section
3(b).

         (n) "Equivalent Shares" shall mean Preferred Shares and any other class or series of capital stock of the Company which is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole Common Share shall be deemed to be one share.

         (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         (p) "Expiration Date" shall mean January 23, 2008.

         (q) "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets (i) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (ii) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (iii) accounting for 50% or more of the total amount of net income of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

         (r) "Market Value", when used with reference to Common Shares or Equivalent Shares on any date, shall be deemed to be the average of the daily closing prices, per share, of such Common Shares or Equivalent Shares for the period which is the shorter of (1) 30 consecutive Trading Days immediately prior to the date in question and (2) the number of consecutive Trading Days beginning on the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to the record date of such event or, if no such record date is applicable to such event, the Trading Day on which the determination of Market Value is required to be made; provided, however, that, in the event that the Market Value of such Common Shares or Equivalent Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares or Equivalent Shares of any dividend, distribution or other action of the type described in paragraph (a), (b), (c) or (d) of Section 11 that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares or Equivalent Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares or Equivalent Shares. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to a security listed or admitted to trading on a national securities exchange or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such Trading Day the applicable securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons).

         (s) The term "outstanding", when used with reference to the Common Shares, shall mean the outstanding Common Shares as set forth in the most recent filing by the Company with the Securities and Exchange Commission or any later announcement by the Company that has been publicly disseminated at the time of determination, and when used with reference to Rights, shall include the Rights associated with outstanding Common Shares and the Rights evidenced by Rights Certificates.

         (t) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, trustee, unincorporated organization or other entity.

         (u) "Preferred Shares, shall mean shares of Series A Junior Participating Preferred Stock of the Company. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

         (v) "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that, if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event the ultimate parent of such Surviving Person is controlled by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

         (w) "Purchase Price" with respect to each Right shall mean $90.00, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

         (x) "Record Date" shall mean February 16, 1998.

         (y) "Redemption Date" shall have the meaning set forth in Section
24(a).

         (z) "Redemption Price" shall mean the price required to be paid upon the redemption of the Rights as provided in Section 24(a).

         (aa) "Registered Common Shares" shall mean Common Shares which are, as of the date of consummation of a Business Combination, and have been, continuously during the preceding 12 months, registered under Section 12 of the Exchange Act.

         (bb) "Right Certificate" shall mean a certificate evidencing a Right in substantially the form attached as Exhibit A.

         (cc) "Rights" shall mean the rights to purchase Preferred Shares (and/or other shares of capital stock, securities or property) as provided in this Rights Agreement.

         (dd) "Rights Agent" shall have the meaning set forth in Section 2.

         (ee) "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         (ff) "Subsidiary" shall mean a Person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

         (gg) "Summary of Rights" shall have the meaning set forth in Section 3(c).

         (hh) "Surviving Person" shall mean (1) the Person which is the continuing or surviving Person in a consolidation or merger specified in clause
(i) or (ii) of Section 13(a), or (2) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred in a transaction specified in clause (iii) of Section 13(a); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred in one or more related transactions specified in clause (iii) of Section 13(a) to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

         (ii) "Trading Day" shall mean a day on which the principal national securities exchange on which any shares or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares or Rights in question are not listed or admitted to trading on any national securities exchange, a Business Day.

         (jj) A "Triggering Event" shall be deemed to occur immediately upon a Person becoming an Acquiring Person.

         (kk) "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any Person, shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

         Unless otherwise stated, Section and Exhibit references made herein are to Sections or Exhibits, as the case may be, of this Rights Agreement.

         Section 2. Appointment of Rights Agent. The Company hereby appoints The Fifth Third Bank as the Rights Agent to act as agent for the Company and the holders of the Rights (who prior to the Distribution Date shall also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

         Section 3. Issue of Rights and Right Certificates. (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the Distribution Date, and each additional Common Share with which Rights are issued after the Distribution Date as provided in Section 23; provided, however, that if the outstanding Rights are reduced to fractions of Rights pursuant to Section 11(a), the appropriate fractional Rights determined pursuant to such Section shall thereafter be associated with each Common Share outstanding at such time.

         (b) Until the earlier of (i) the occurrence of a Triggering Event and
(ii) the date which is the 10th Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to the occurrence of a Triggering Event) after the day of the commencement of, or first public disclosure of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of 15% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates referred to in the preceding clauses (i) or (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights, including the right to receive Right Certificates as herein provided, will be transferable only in connection with the transfer of Common Shares. Subject to paragraph (e) of this
Section 3, as soon a practicable after the Distribution Date and after notification by the Company, the Rights Agent will send at the Company's expense, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share held by such record holder. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (c) On or prior to the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates for the Common Shares, together with a copy of the Summary of Rights, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (d) Certificates issued for Common Shares after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date, shall have printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of January 23, 1998, as it may be amended from time to time (the "Rights Agreement"), between OAK HILL FINANCIAL, INC. (the "Company") and The Fifth Third Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void.

With respect to such certificates containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (e) Notwithstanding any other provision of this Rights Agreement, (i) no Right Certificate shall be issued pursuant to paragraph (b) of this Section 3 or Section 23 that represents Rights known by the Company to be beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) no Right Certificate shall be issued at any time upon the transfer of any Right to an Acquiring Person or Person known by the Company to be an Affiliate or an Associate of an Acquiring Person or to any Person known by the Company to be a nominee of such Acquiring Person, Affiliate or Associate, and
(iii) no Right Certificate shall be issued pursuant to Section 6 upon transfer, exchange, replacement or adjustment of any Right Certificate that would not have been issued pursuant to this paragraph (e) had the Company known that the Rights represented by such Right Certificate had previously been beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person.

         Section 4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and form of assignment and the forms of certification to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 23, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein.

         Section 5. Execution, Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer of the Company.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in Jackson, Ohio, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost, Stolen Right Certificates. (a) Subject to the provisions of Sections 3(e) and 7(f), at any time after the Distribution Date, and at or prior to the earlier of the Redemption Date and the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates evidencing a whole number of

Rights, entitling the registered holder to purchase a like number and kind of Preferred Shares and/or other shares of capital stock or securities or property issuable upon the exercise of the Rights as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent in Jackson, Ohio; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 3(e) and 7(f), countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Expiration Date of Rights. (a) Subject to Section 7(f) and except as otherwise provided in this Rights Agreement, each Right shall entitle the registered holder thereof, upon the exercise thereof as provided herein, to purchase, for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the expiration date, and (ii) the Redemption Date, one one-hundredth (1/100th) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13.

         (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in any part constituting one or more whole Rights at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in Jackson, Ohio, together with payment of the Purchase Price for the Preferred Shares as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date and
(ii) the Redemption Date.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred

Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit fractions of Preferred Shares with a depository agent under a depository arrangement, requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of whole Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, and requisition from the depository agent depository receipts representing the number of one one-hundredths (1/100ths) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depository agent), and the Company will direct the depository agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15(b), (iii) promptly after receipt of such certificates and/or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

         (d) Upon the exercise by a registered holder of any Right Certificate of Rights pursuant to Section 11(e)(i), the Rights Agent shall make a notation on the Rights Certificate that the Rights represented by such Right Certificate are no longer exercisable pursuant to Section 11(e)(i) of the Rights Agreement and shall return the Rights Certificate to the Company. Such right shall continue to represent all other rights under this Rights Agreement including rights pursuant to Section 13(a).

         (e) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing the number of whole Rights remaining unexercised shall be issued by the Rights Agent (who shall make the notation thereon required by Section 7(d) if appropriate) and delivered to or upon the order of the registered holder of such Right Certificate, registered in such names or names as may be designated by such holder.

         (f) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are or were, at any time on or after the Distribution Date, beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall be null and void and the holder of any such Right (including any subsequent holder), whether or not a Right Certificate shall have been issued evidencing such Rights, shall not have any right to exercise any such Right under this Rights Agreement.

         (g) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section

7 unless such registered holder shall have (i) completed and signed the certification contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all cancelled Right Certificates to the Company.

         Section 9. Reservation and Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         (c) If and for so long as the Company's Common Shares are listed on any national securities exchange, included in the NASDAQ National Market System or otherwise quoted on NASDAQ, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for issuance upon exercise of Rights to be listed on such exchange, included in the NASDAQ National Market System or otherwise quoted on NASDAQ, as the case may be, upon official notice of issuance upon such exercise.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

         Section 11. Adjustment of Number and Kind of Shares and the Purchase Price; Adjustment of Number of Rights. The number and kind of shares subject to purchase upon the exercise of each Right, the Purchase Price and the number of outstanding Rights are subject to adjustment from time to time as provided in this Section 11.

         (a) If at any time after the date of this Rights Agreement and prior to the Distribution Date the Company shall (i) declare or pay a dividend, or make a distribution, on the outstanding Common Shares payable in Common Shares, (ii) subdivide (by stock split or otherwise) or split the outstanding Common Shares into a larger number of Common Shares (other than as aforesaid) or (iii) combine (by reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then, in each such case, (1) the number of Preferred Shares issuable upon exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the number of Preferred Shares thereafter issuable upon exercise of each Right shall equal the result obtained by multiplying the number of Preferred Shares issuable upon exercise of each Right immediately prior to such time by a fraction, the numerator of which shall be the total number of Rights outstanding immediately prior to such time and the denominator of which shall be the total number of Rights outstanding immediately following such time (before giving effect to the provisions of Section 15(a) or any provisions for the elimination of fractional Common Shares made in connection with any such dividend, distribution or subdivision), and (2) the Purchase Price in effect at such time shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by multiplying the Purchase Price in effect immediately prior to such time by the fraction referred to in the preceding clause (1). If at any time after the date of this Rights Agreement and prior to the Distribution Date the Company shall combine (by reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then, in addition to, and prior to, the adjustments made pursuant to the preceding sentence, in each such case, each of the Rights outstanding at the time of the effective date of such combination shall be reduced to that fraction of a Right (calculated to the nearest one ten-thousandth (1/10,000th) of a Right) equal to the result obtained by multiplying each such Right by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately following such time (before giving effect to any provisions for the elimination of fractional Common Shares made in connection with such combination) and the denominator of which shall be the total number of Common Shares outstanding immediately prior to such time and, subject to the provisions of Section 15(a), the fractional Rights held by each holder of Rights shall be allocated to the Common Shares outstanding immediately following such time and held by such holder in such manner as shall result in one whole Right being associated with each Common Share.

         (b) If at any time after the date of this Rights Agreement the Company shall (i) declare or pay a dividend, or make a distribution, on the outstanding Preferred Shares payable in Preferred Shares, (ii) subdivide (by stock split or otherwise) or split the outstanding Preferred Shares into a larger number of Preferred Shares (other than as aforesaid), (iii) combine (by reverse stock split or otherwise) the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification or change of the outstanding Preferred Shares (including any such reclassification or change in connection with a merger in which the Company is the continuing or surviving corporation), then, in each such case, the number and kind of shares of capital stock issuable upon the exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, for the Purchase Price, the aggregate number and kind of shares of capital stock which such holder would have owned and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification if such holder had exercised such Right immediately prior to such time.

         (c) If at any time after the date of this Rights Agreement the Company shall fix a record date for the issuance of rights, options or warrants (other than the Rights) to holders of Common Shares or of any class or series of Equivalent Shares generally entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the Market Value of such Common Shares or Equivalent Shares on such record date, then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Preferred Shares obtained by multiplying the number of Preferred Shares issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of Preferred Shares which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

         (d) If at any time after the date of this Rights Agreement the Company shall fix a record date for the making of a distribution to holders of the Common Shares or of any class or series of Equivalent Shares generally (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or of evidences of indebtedness, assets (other than regular quarterly cash dividends), securities (other than Common Shares, in the case of a distribution to holders of the Common Shares, or Preferred Shares, in the case of a distribution to holders of the Preferred Shares) or rights, options or warrants
(excluding those referred to in Section 11(c) and the Rights), then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Preferred Shares obtained by multiplying the number of Preferred Shares issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the Market Value of the Common Shares or Equivalent Shares, as the case may be, on the record date and the denominator of which shall be the Market Value of the Common Shares or Equivalent Shares, as the case may be, on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such rights, options or warrants applicable to one Common Share or Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of Preferred Shares which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

         (e) (i) Upon the occurrence of a Triggering Event, each holder of a Right, except as provided in Section 7(f) and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Preferred Shares as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of Preferred Shares for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date of the occurrence of such Triggering Event. The Company covenants and agrees to use its best efforts, if a Triggering Event has occurred, to:

                           (A) prepare and file a registration statement under
                  the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;
                           (B) cause such registration statement to become
                  effective as soon as practicable after the occurrence of such Triggering Event;

                           (C) cause such registration statement to remain
                  effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and
                           (D) qualify or register the Preferred Shares
                  purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate as soon as practicable after the occurrence of such Triggering Event.

         The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the occurrence of a Triggering Event, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective; provided, however, that no such suspension shall remain effective, and the Rights shall, without any further action by the Company, become exercisable, immediately upon the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

                  (ii) If an event occurs which would require an adjustment under both subparagraph (e)(i) of this Section 11 and paragraph (a),
         (b), (c) or (d) of this Section 11, the adjustment provided for in paragraph (a), (b), (c) or (d) of this Section 11 shall be in addition to, and shall be made prior to, any adjustment required pursuant to subparagraph (e)(i)of this Section 11.

         (f) All calculations under this Section 11 shall be made to the nearest one ten-thousandth (1/10,000th) of a share.

         (g) If, as a result of an adjustment made pursuant to paragraph (b) of this Section 11, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock, securities or property of the Company other than Preferred Shares, thereafter the number of such other shares, securities or property so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in paragraphs (a) through (e), inclusive, and (1) of this Section 11 and the provisions of Sections 7, 9, 10, 13 and 15 with respect to the Preferred Shares shall apply on like terms to any such other shares, securities or property.

         (h) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other shares of capital stock, securities or property relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of shares of capital stock, securities or property purchasable from time to time hereunder upon the exercise of the Rights, all subject to further adjustment as provided herein.

         (i) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other shares of capital stock, securities or property issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

         (j) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other shares of capital stock, securities or property, if any, issuable upon such exercise over and above the Preferred Shares and/or other shares of capital stock, securities or property, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of capital stock, securities or property upon the occurrence of the event requiring such adjustment.

         (k) After the occurrence of a Business Combination the number of Common Shares thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and in Sections 7, 9, 10, 13 and 15.

         (l) In the event the Company shall not have sufficient authorized and unissued Preferred Shares to permit the exercise in full of the Rights in accordance with this Rights Agreement, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon exercise of the Rights; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares within 60 days after the occurrence of the adjustment or other event resulting in such insufficiency, then the Company, after giving effect to the exercise, on a pro rata basis and subject to Section 7(f), of all Rights that may then be exercised without authorizing additional Preferred Shares, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which the Company is a party, shall, in the following order of priority and in each case taking into account the effects of the preceding clauses, (A) upon due exercise of a Right, accept an amount of cash, in lieu of the Purchase Price, equal to the Purchase Price less the Market Value of the Preferred Shares which otherwise would have been issuable upon the exercise of such Right pursuant to this Rights Agreement, but, in no event, an amount of cash less than the aggregate par value of the Preferred Shares to be issued upon the exercise of such Right, (B) upon due exercise of a Right, issue equity securities having an aggregate fair market value equal to the Market Value of the Preferred Shares which otherwise would have been issuable upon the exercise of such Right pursuant to this Rights Agreement or (C) upon due exercise of a Right, distribute a combination of Common Shares, Equivalent Shares, cash and/or other equity and/or debt securities and/or other property having an aggregate fair market value equal to the Market Value of the Preferred Shares which otherwise would have been issuable upon the exercise of such Right pursuant to this Rights Agreement. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which the Company is a party) prevent the Company from paying, issuing and/or distributing the full amount payable, issuable and/or distributable in accordance with the foregoing sentence, the Company shall pay, issue and/or distribute to holders of the Rights as to which such payments, issuances and/or distributions are being made all amounts, securities and/or property which are not then restricted on a pro rata basis and shall thereafter continue to make payments, issuances and/or distributions on a pro rata basis as such payments, issuances and/or distributions become permissible under such legal or contractual restrictions until such payments, issuances and/or distributions have been paid in full.

         Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or Section 13 of this Rights Agreement, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and/or other shares of capital stock, securities or property issuable upon the exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         Section 13. Consolidation, Merger or Sale or Transfer of Major Part of Assets. (a) In the event that following a Triggering Event any transaction specified in the following clauses (i), (ii) or (iii) of this Section 13(a) (each such transaction being herein referred to as a "Business Combination") shall be consummated:

                  (i) the Company shall consolidate with, or merge with and into, any other Person;

                  (ii) any Person shall consolidate with the company or merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any other Person or cash or any other property; or

                  (iii) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(f), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below:

                           (A) If the Principal Party in such Business
                  Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

                           (B) If the Principal Party in such Business
                  Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof:

                                    (1) such number of Common Shares of the
                           Surviving Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;
                                    (2) such number of Common Shares of the
                           Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or
                                    (3) if the Principal Party in such Business
                           Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13(a) shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof.

         (b) After consummation of any Business Combination (i) each issuer of Common Shares for which Rights may be exercised as set forth in paragraph (a) of this Section 13, shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (ii) the term "Company" shall thereafter be deemed to refer to each such issuer, (iii) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (iv) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 7, 9, 10, 11 and 15 and in this
Section 13.

         (c) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in paragraph (a) of this Section 13, shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto:
                  (i) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and
                  (ii)     the Company and each such issuer shall have:
                           (A) executed and delivered to the Rights Agent a
                  supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that such issuer, at its own expense, will:
                                    (1) use its best efforts to cause a
                           registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and
                                    (2) use its best efforts to qualify or
                           register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate;
                           (B) furnished to the Rights Agent an opinion of
                  independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and
                           (C) filed with the Rights Agent a certificate of a
                  nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

         (d) The rights granted to a holder of Rights under this Section 13 shall be in addition to the rights granted under Section 11 and shall survive any exercise of Rights under Section 11; and the provisions of this Section 13 shall apply to successive Business Combinations.

         Section 14. Additional Covenants. (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other shares of capital stock, securities or property for which a Right is exercisable, the Purchase Price or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

         (b) The Company covenants and agrees that it shall not effect any Business Combination if (i) at the time of or immediately after such Business Combination, there are outstanding any rights, options, warrants or other instruments or securities of any Person which is a party to such Business Combination which would eliminate or diminish the benefits intended to be afforded by the Rights, or (ii) prior to, simultaneously with or immediately after such Business Combination, the Principal Party or any other issuer of Common Shares for which Rights may be exercised after such Business Combination shall have distributed, or proposed to distribute, Rights then or previously owned by such Principal Party or other issuer or any of their respective Affiliates and Associates.

         (c) The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 27, it will not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 13.

         (d) In the event the nature of the organization of any Person (or an Affiliate or Associate of any such Person) shall preclude or limit the acquisition of Common Shares of such Person upon exercise of the Rights as required by Section 13(a) as a result of a Business Combination, it shall be a condition to such Business Combination that such Person (or an Affiliate or Associate of any such Person) shall take such steps (including, but not limited to, a reorganization) as may be necessary to assure that the benefits intended to be derived under Section 13 upon the exercise of the Rights are assured to the holders thereof.

         Section 15. Fractional Rights and Fractional Shares. (a) In lieu of issuing fractions of Rights to any holder of Common Shares, to the extent that fractions of Rights otherwise issuable pursuant to the last sentence of Section 11(a) cannot be aggregated with other fractions of Rights held by such holder in such manner as shall result in one whole Right being associated with each Common Share held by such holder after the operation of such sentence, the Company shall pay to such holder an amount, rounded up to the nearest whole cent, equal to the total fractional amount of Rights otherwise so issuable multiplied by the Redemption Price as of the time of the adjustment required by such sentence. Such payment shall be made in cash or by check mailed to the last address of such holder as it appears on the registry books of the Rights Agent.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to issue certificates which evidence fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depository receipts pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised, as herein provided, an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) as determined pursuant to the second and third sentences of Section 1(r) for the Trading Day immediately prior to the date of such exercise.

         (c) Except in the case of fractional shares, the holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.

         Section 16. Rights of Action. (a) All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 19, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, of such Common Shares) in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

         (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

         Section 17. Transfer and Ownership of Rights and Right Certificates.
(a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

         (b) After the Distribution Date, the Right Certificates will be transferable, subject to Sections 3(e) and 7(f), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

         (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated certificate for Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other shares of capital stock or securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Common Shares or Preferred Shares or for any other shares of capital stock or securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 20. Merger or Consolidation or Change of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(f) hereof) or any adjustment required under the provisions of Section 11 or 13 or any other provision or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common Shares or other shares of capital stock or securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares, Common Shares or other shares of capital stock or securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, or as a result of such officer's failure to provide such instructions.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company (or of any other Person the securities of which may be issuable upon the exercise of the Rights) or become pecuniarily interested in any transaction in which the Company (or any such other Person) may be interested, or contract with or lend money to the Company (or any such other Person) or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification from such risk or liability is not reasonably assured to it.

         Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares, the Preferred Shares and/or any other shares of capital stock or securities issuable upon the exercise of the Rights by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, the Preferred Shares and/or any other shares of capital stock or securities issuable upon the exercise of the Rights by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States (or of any state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of Ohio or the State of New York) which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, the Preferred Shares and/or any other shares of capital stock or securities issuable upon the exercise of the Rights, and mail a notice thereof in writing to the registered holders of the Right Certificates.

Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 23. Issuance of Additional Rights and Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 24. Redemption and Termination. (a) (i) The Board of Directors of the Company may, at its option and provided that such action is authorized by a majority of Continuing Directors, at any time prior to the earlier of (A) the occurrence of a Triggering Event and (B) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at a Redemption Price of $.01 per Right, which amount shall be appropriately adjusted to reflect any dividend or distribution of Common Shares, and any subdivision, split or combination of outstanding Common Shares, after the date of this Rights Agreement which results in a change in the number of outstanding Rights (the date of such redemption and such redemption price being hereinafter referred to as the "Redemption Date" and the "Redemption Price", respectively), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other shares of capital stock or securities of the Company deemed by its Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

                  (ii) The Board of Directors of the Company may, at its option and provided that such action is authorized by a majority of Continuing Directors, also order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price following the occurrence of a Triggering Event but prior to the occurrence of a Business Combination in connection with a Business Combination in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such

Acquiring Person, Affiliate or Associate has any interest, or any other person acting directly or indirectly on behalf of, or in association with, any such Acquiring Person, Affiliate or Associate.

         (b) In the case of a redemption under Section 24 (a)(i), immediately upon the date set forth in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption under Section 24 (a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and the Rights will represent only the right to receive the Redemption Price only after the expiration of a period of 60 days, or such other period as the Board of Directors of the Company may determine, following the date the Rights became exercisable pursuant to Section 11 (e)(i); and the Company shall promptly give public notice of any such redemption. Within 10 Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

         Section 25. Exchange of Rights. (a) At any time after the Triggering Date and prior to the first date thereafter upon which an Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, shall be the Beneficial Owner of 50% or more of the Voting Shares then outstanding, the Board of Directors of the Company may, at its option, except as provided in
Section 7(f) hereof, authorize and direct the exchange of all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio (the "Exchange Ratio") equal to one Common Share per Right on such date.

         (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the exchange of the Rights pursuant to subsection (a) of this Section 25, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive a number of Common Shares equal to the Exchange Ratio. Within 10 Business Days after the date of such action, the Company shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged for Common Shares.

Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than (i) as specifically set forth in Section 24 hereof, (ii) as specifically set forth in this Section 25 or (iii) in connection with the purchase of Common Shares prior to the earlier of the date of the first Triggering Event or the date of the first Business Combination.

         (c) In any exchange pursuant to this Section 25, the Company, at its option, may substitute (i) cash, (ii) other equity securities of the Company (including, but not limited to, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing for the Common Shares exchangeable for Rights, as appropriately adjusted. Subject to
Section 7(f) hereof, in the event that the Company takes any action pursuant to this Section 25, such action shall apply uniformly to all outstanding Rights.

         Section 26. Notice of Certain Events. (a) In case the Company shall propose (i) to take any action of the type described in paragraph (a), (b), (c) or (d) of Section 11 that would require an adjustment thereunder, (ii) to effect any Business Combination or (iii) to effect the liquidation, dissolution or winding up of the Company, then, in any such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 27, a notice of such proposed action, which notice shall specify any record date for the purposes of determining any participation therein by the holders of the Preferred Shares and/or other shares of capital stock or securities issuable upon the exercise of the Rights, or the date on which such action is to take place and the date of any participation therein by the holders of the Preferred Shares and/or other shares of capital stock or securities issuable upon the exercise of the Rights, if any such date is to be fixed, and such notice shall be so given at least 20 calendar days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Preferred Shares and/or other shares of capital stock or securities issuable upon the exercise of the Rights, whichever shall be the earliest.

         (b) In case a Triggering Event shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 27, a notice of the occurrence of such Triggering Event, which notice shall specify such Triggering Event and the consequences of such Triggering Event to holders of Rights under Section 11(e).

         Section 27. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right or Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  OAK HILL FINANCIAL, INC.
                  14621 State Route 93
                  Jackson, Ohio  45640
                  Attention:  Chief Executive Officer

Subject to the provisions of Section 22 of this Rights Agreement, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right or Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  THE FIFTH THIRD BANK
                  Number 1090D2
                  38 Fountain Square Plaza
                  Cincinnati, Ohio 45202

                  Attention: Richard Grzymajlo

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to or on any holder of a Right or Right Certificate shall be sufficiently given or made if, and shall be deemed to have been given or made when, sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Neither any failure nor any delay on the part of the Company or the Rights Agent in giving any notice or making any demand hereunder shall operate as a waiver of any right, power or privilege of the Company or the Rights Agent, as applicable hereunder.

         Section 28. Supplements and Amendments. At any time prior to the Distribution Date, the Board of Directors of the Company may, provided that such action is authorized by a majority of Continuing Directors, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur", the time during which the Rights may be redeemed pursuant to Section 24, any provision of the Certificate of Designation or the Purchase Price) without the approval of any holder of the Rights or the Rights Agent. From and after the Distribution Date and subject to applicable law, the Company may amend this Rights Agreement without the approval of any holders of Right Certificates or the Rights Agent (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

         Section 29. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Benefits of This Rights Agreement; Determinations and Actions by the Board of Directors, etc. (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         (b) The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether a Triggering Event has occurred).

         Section 31.  Severability.

         (a) If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) If legal counsel to the Company delivers to the Company a written opinion to the effect that, as a result of changes in any applicable federal or Ohio law, any term, provision, covenant or restriction of this Agreement may be invalid, void or unenforceable, then, notwithstanding any other provision of this Agreement, the Company and the Rights Agent may amend this Agreement to modify, revise or delete such term, provision, covenant or restriction to the extent necessary to comply with such law as so changed.

         Section 32. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

         Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

         In Witness Whereof, the parties hereto have caused this Rights Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

Attest:                                      OAK HILL FINANCIAL, INC.

 /s/ Tim Bishsel                             By: /s/ John D. Kidd
------------------------------                   ------------------------------
H. Tim Bichsel, Secretary                        John D. Kidd, President


Attest:                                      THE FIFTH THIRD BANK

 /s/ Kerry Byrne                             By: /s/ Dana S. Hushak
------------------------------                   ------------------------------
Kerry Byrne                                      Dana S. Hushak
Vice President                                   Vice President

                                                                       EXHIBIT A

                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            OAK HILL FINANCIAL, INC.
                               (the "Corporation")
                        (as amended on December 9, 1997)

FIRST: The name of said corporation shall be Oak Hill Financial, Inc.

SECOND: The place in Ohio where its principal office is to be located is the City of Jackson, Jackson County.

THIRD: The purposes for which it is formed are:

To acquire by purchase, exchange or share or otherwise, hold, sell, assign, pledge, dispose of and otherwise deal in and with shares of stock, shares, bonds, debentures, notes, or other obligations issued by any national banking association, state bank, savings bank, trust company or other company or corporation to the extent permitted by the Bank Holding Company Act of 1956, as amended from time to time, and to possess and exercise in respect thereof any and all rights, powers and privileges of individual holders;

To furnish advice and services including, without limitation, management and banking services, with or without charge, to national banking associations, state banks, savings banks, trust companies or other companies or corporations;

To engage in any business or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

FOURTH: Subject to the provisions of this Article FOURTH, the total number of shares of all classes of stock which the Corporation shall have the authority to issue is 8,000,000 shares consisting of (i) 5,000,000 shares of Common Stock, without par value (the "Common Stock); (ii) 1,500,000 shares of Voting Preferred Stock, $.01 par value (the "Voting Preferred Stock"); and (iii) 1,500,000 shares of Non-Voting Preferred Stock, $.01 par value (the "Non-Voting Preferred Stock"). The stated capital of the Corporation at any time shall be equal to the number of outstanding shares of all classes of stock multiplied by the par value of each such share.

A. Common Stock.

The holders of the Common Stock are entitled at all items to one vote for each share and to such dividends as the Board of Directors may in its discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings, subject, however, to the rights of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock then outstanding. The Common Stock is subject to all of the terms and provisions of the Voting Preferred Stock and the Non-Voting Preferred Stock as fixed by the Board of Directors as hereinafter provided.

B. Voting Preferred Stock

The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Voting Preferred Stock, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

         (a) the division of such shares into series and the designation and authorized number of shares of each series;

         (b)      the dividend rate on the shares;

         (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

         (e)      sinking fund requirements, if any;

         (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation;

         (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

         (h) any other relative rights, preferences and limitations of that series.

The holders of Voting Preferred Stock shall be entitled at all times to one vote for each share, voting as a class. Voting Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Voting Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article 6, as it may be amended, be reissued in the same manner as other authorized but unissued Voting Preferred Stock.

C. Non-Voting Preferred Stock

The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of NonVoting Preferred Stock, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

         (a) the division of such shares into series and the designation and authorized number of shares of each series;

         (b)      the dividend rate on the shares;

         (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

         (e)      sinking fund requirements, if any;

         (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation;

         (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

         (h) any other relative rights, preferences and limitations of that series.

Except as otherwise required by law, no holders of Non-Voting Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation. Non-Voting Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Non-Voting Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article FOURTH, as it may be amended, be reissued in the same manner as other authorized but unissued Non-Voting Preferred Stock.

D. Series A Junior Participating Preferred Shares

There shall be created out of the authorized number of shares of Voting Preferred Stock of the Corporation a series of Voting Preferred Stock designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), to consist of 100,000 shares, without par value, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth elsewhere in this Article FOURTH) as follows:

         1.       Dividends and Distributions.

                  (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, without par value, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided in the Third Amended and Restated Articles of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

                           (i) In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of shareholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                           (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Chairman of the Board, President, or Chief Executive Officer of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the President at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Code of Regulations for the holding of meetings of shareholders; provided, however, that the Chairman of the Board, President, or Chief Executive Officer shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Chairman of the Board, President, or Chief Executive Officer within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 10% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Third Amended and Restated Articles of Incorporation of the Corporation or the Code of Regulations, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of shareholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of shareholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                           (iii) Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of shareholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                           (iv) If, at any time after a special meeting of shareholders or an annual meeting of shareholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Chairman of the Board, President, or Chief Executive Officer of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Code of Regulations for the holding of meetings of shareholders; provided, however, that the Chairman of the Board, President, or Chief Executive Officer shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Chairman of the Board, President, or Chief Executive Officer within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders.

                  (d) Nothing herein shall prevent the directors or shareholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Third Amended and Restated Articles of Incorporation of the Corporation, as they may hereafter be amended.

                  (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Third Amended and Restated Articles of Incorporation of the Corporation or by
                  law) for taking any corporate action.

         3.       Certain Restrictions.

                  (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in paragraph 1 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                           (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph
                  (a) of this paragraph 3, purchase or otherwise acquire such shares at such time and in such manner.

         4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

         5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                  (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($0.001 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                  (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         6. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law or the Third Amended and Restated Articles of Incorporation of the Corporation.

         8. Rank. Unless otherwise provided in the Third Amended and Restated Articles of Incorporation of the Corporation or an amendment of the Articles of Incorporation relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

         9. Amendment. The Third Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

         10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

FIFTH: The Board of Directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it,
(B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this Article FIFTH of these Articles shall not limit the plenary authority of the Directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, or other securities or obligations issued by the Corporation or authorized by its Articles.

SIXTH. The number and qualification of directors of the Corporation shall be fixed from time to time by its Code of Regulations. The number of directors may be increased or decreased as therein provided but the number thereof shall in no event be less than six. The Board of Directors shall be divided into two classes as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, and directors of Class II shall be elected to hold office for a term expiring at the Third succeeding annual meeting. In no event shall there be less than three directors per class. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting. In the event of any increase in the number of directors of the Corporation, all classes of directors shall be increased as equally as possible. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased as equally as possible. No reduction in number of directors shall of itself have the effect of shortening the term of an incumbent director.

SEVENTH: No holders of shares of the corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the corporation of any class, whether now or hereafter authorized.

EIGHTH: The provisions of Section 1701.831 of the Revised Code of Ohio, as may be amended from time to time, relating to control share acquisitions shall be applicable to this Corporation.

NINTH: Notwithstanding any provision of Chapter 1701 of the Ohio Revised Code, now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors.

TENTH: The provisions of Chapter 1704 of the Ohio Revised Code, now or hereafter in effect, shall be applicable to this Corporation.

ELEVENTH: These Third Amended and Restated Articles of Incorporation take the place and supersede the existing Second Amended and Restated Articles of Incorporation.

                                                                       EXHIBIT B


                           (Form of Right Certificate]

Certificate No. R-                                      _________________ Rights


         NOT EXERCISABLE AFTER JANUARY 23, 2008, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID.


                                Right Certificate


                            OAK HILL FINANCIAL, INC.


         This certifies that _________________________, or ____________________
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of __________, 1998, as amended from time to time, (the "Rights Agreement"), between OAK HILL FINANCIAL, Inc., a corporation (the "Company"), and THE FIFTH THIRD BANK, an Ohio banking association, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Jackson, Ohio time, on January 23, 2008 (the "Expiration Date"), at the principal office of the Rights Agent in Jackson, Ohio, one one-hundredth (1/100th) of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Shares"), at a purchase price of $________ per one one-hundredth (1/100th) of a share (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The Purchase Price and the number and kind of shares, securities or property which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of ______________, 1998. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares, securities or property which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         If the Rights evidenced by this Right Certificate are or were at any time on or after the Distribution Date beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (as such terms are defined in the Rights Agreement) such Rights shall be null and void and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right.

         This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent in Jackson, Ohio, may be exchanged for another Right Certificate or Right Certificates of like tenor and date, evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares, securities or property as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) the occurrence of a Triggering Event (as defined in the Rights Agreement) and (ii) the Expiration Date.

         The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for certain fractions of a share or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

         No holder, as such, of this Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other shares of capital stock, securities or property of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of:

Attest:                                      OAK HILL FINANCIAL, INC.

                                             By:
-------------------------------                  -------------------------------
[Name]:                                             [Name]:

[Title]:                                            [Title]:



Countersigned:

                               ,
-------------------------------
as Rights Agent,



By:
    ---------------------------
    Authorized Signature

                     [On Reverse Side of Right Certificate]


                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

         (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)


To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise Rights __________ represented by this Right Certificate to purchase the Preferred Shares (or other shares of capital stock, securities or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other shares of capital stock, securities or property) be issued in the name of:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

Please insert social security or other identifying number: _____________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

Please insert social security or other identifying number: _____________________


Dated:____________________, 19__



                                                 -------------------------------
                                                            Signature
Signature Guaranteed:

                                  CERTIFICATION

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate are [ ] are not [ ] being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:____________________, 19__



                                                 -------------------------------
                                                            Signature
Signature Guaranteed:


                                     NOTICE
                                     ------

         The signature on the foregoing Form of Election to Purchase and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                     (On Reverse Side of Right Certificate)


                              FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right
                                Certificate.)


         FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto _____________________________________________
                                  (Please print name and address of transferee)
_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________, 19__



                                                 -------------------------------
                                                            Signature
Signature Guaranteed:

                                  CERTIFICATION
                                  -------------


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:____________________, 19__



                                                 -------------------------------
                                                            Signature
Signature Guaranteed:


                                     NOTICE
                                     ------

         The signature on the foregoing Form of Assignment and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                     SERIES A PARTICIPATING PREFERRED STOCK
                           OF OAK HILL FINANCIAL, INC.

         On January 23, 1998, the Board of Directors of OAK HILL FINANCIAL, INC. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, without par value of the Company (the "Common Shares"). The Rights are scheduled to be issued to the holders of record of Common Shares outstanding on February 16, 1998, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Shares") at a price of $90 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of January 23, 1998 (the "Rights Agreement"), between the Company and The Fifth Third Bank, as Rights Agent (the "Rights Agent").

         Until the earlier of (i) the date on which a person or group (including any affiliate or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person" and the occurrence of such event being called the "Triggering Event") and (ii) the 10th business day (or such later date as the Board of Directors may determine) after the commencement of", or first public disclosure of the intent to commence, a tender or exchange offer for outstanding Common Shares which would result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ('Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will thereafter evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire on January 23, 2008 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

         The number of Preferred Shares or other securities or property issuable upon exercise of a Right is subject to adjustment as provided in the Rights Agreement from time to time in the event of (i) the declaration of a stock dividend payable in Preferred Shares or a subdivision, combination or reclassification of the Preferred Shares, (ii) the issuance of certain rights, options or warrants to holders of Common Shares or Equivalent Shares (as defined in the Rights Agreement) to subscribe for or purchase Common Shares or Equivalent Shares at a price per share less than the then-current market value of such Common Shares or Equivalent Shares or (iii) the distribution to holders of Common Shares or Equivalent Shares of evidences of indebtedness, assets (other than regular quarterly cash dividends) or securities or rights, options or warrants (other than those referred to above). The Purchase Price and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment as provided in the Rights Agreement from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date. In the event of a combination of the outstanding Common Shares into a smaller number of Common Shares prior to the Distribution Date, the number of Rights associated with each outstanding Common Share will be proportionately reduced and provision will be made for a cash payment in the case of certain fractions of Rights.

         The Preferred Shares are authorized to be issued in certain authorized fractions. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of certain fractions, may make a cash payment based on the market price of such shares.

         In the event of a Triggering Event, the Rights will entitle each holder of a Right to purchase, for the Purchase Price, that number of Preferred Shares equivalent to the number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price.

         In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

         Any Rights that are or were, at any time on or after the Distribution Date, beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and any holder of any such Right (including any subsequent holder) will be unable to exercise any such Right.

         At any time prior to the earlier of (i) a Triggering Event and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (the "Redemption Price"). The Board of Directors may also redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person.

         Upon electing to redeem the Rights, the Company shall make an announcement thereof, and, upon the effective date of the redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights or the Rights Agent, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed, the terms of the Preferred Shares, or the Purchase Price). After the Distribution Date, the Company may amend the Rights Agreement without the approval of any holders of the Rights or the Rights Agent (i) to cure any ambiguity or to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision of the Rights Agreement or (ii) to make any other provisions in regard to matters or questions arising under the Rights Agreement which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

         A copy of the Rights Agreement, including the terms of the Preferred Shares, will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                       -3-